UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 21, 2006

Averion International Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-50095	20-4354185
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4 California Avenue, Framingham, Massachusetts	01701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     508-416-2600

IT&E International Group, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Effective September 21, 2006, we amended our 2005 Equity Incentive Plan (the “Plan”) to increase the number of shares of our common stock available for issuance under the Plan from 50,000,000 shares to 100,000,000 shares.  The amendment to the Plan was approved by the written consent of a majority of our stockholders on August 14, 2006 and became effective as of September 21, 2006, upon the expiration of the twenty (20) day waiting period prescribed by Rule 14c-2 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

A copy of the Plan, as amended, is attached hereto as Exhibit 10.31.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 21, 2006, we filed a Certificate of Amendment (the “Amendment”) to our existing Certificate of Incorporation to change our name from IT&E International Group, Inc. to Averion International Corp.  The Amendment was approved by the written consent of a majority of our stockholders on August 14, 2006 and became effective as of September 21, 2006, upon the expiration of the twenty (20) day waiting period prescribed by Rule 14c-2 of the Exchange Act.

In connection with the filing of the Amendment, on September 22, 2006, we were assigned the new stock trading symbol “AVRO.”  Our common stock is now quoted on the Over-the-Counter Bulletin Board under the trading symbol “AVRO.”

A copy of the Amendment is attached hereto as Exhibit 3.5.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Number	Description
3.5	Certificate of Amendment to Certificate of Incorporation

10.31	2005 Equity Incentive Plan, as amended September 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Averion International Corp.

By:	/s/ Dr. Philip T. Lavin
Dr. Philip T. Lavin
Chief Executive Officer

Dated:  September 22, 2006